Calculation of Filing Fee Tables
S-8
LESAKA TECHNOLOGIES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share	Other	3,300,000	$ 4.84	$ 15,972,000.00	0.0001381	$ 2,205.73
Total Offering Amounts:						$ 15,972,000.00		$ 2,205.73
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,205.73
Offering Note
[1]	Lesaka Technologies, Inc. is filing this Registration Statement on Form S-8 to register an aggregate of 3,300,000 shares of its common stock, par value $0.001 per share ("Common Stock"), which may be issued pursuant to the Amended and Restated 2022 Stock Incentive Plan, as amended (the "Plan"), consisting of (i) 3,000,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan and (ii) 300,000 shares of Common Stock that may become available for issuance pursuant to the share counting and share recycling provisions of the Plan, including upon the expiration, cancellation, forfeiture or other termination of awards. In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional shares of Common Stock, which may be issued pursuant to the Plan to prevent dilution from stock splits, stock dividends or similar transactions. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the shares of the Common Stock, as reported on the Nasdaq Global Select Market on May 4, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources